Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nordic American Tankers Limited:

We consent to the reference to our firm under the heading “Experts” in the prospectus supplement dated September 26, 2016, related to the registration statement (No. 333-187399) on Form F-3 of Nordic American Tankers Limited.

/s/ KPMG AS

Oslo, Norway

September 26, 2016